Exhibit(10)E

AMENDMENT NO. 4

VALLEY NATIONAL BANCORP BENEFIT EQUALIZATION PLAN

Effective as of October 11, 2001, the Valley National Bancorp Benefit Equalization Plan (the “Plan”) is hereby amended as follows:

1. The phrase in Section 3.1 of the Plan which begins with “Each Person who qualifies” and ends with “(a) minus (b) as follows:” is amended to read: “Each Participant who qualifies for a Normal, Early, Disability, or Deferred Pension Plan Benefit, or who has completed at least five Years of Continuous Service under the Pension Plan and is entitled to an immediately distributable benefit from the Pension Plan, shall be entitled to a SERP Benefit equal to (a) minus (b) as follows:”